FOR IMMEDIATE RELEASE

PERRIGO REPORTS RECORD THIRD QUARTER REVENUE, ALL-TIME RECORD EARNINGS, AND RAISES FULL YEAR ADJUSTED EPS GUIDANCE

•	Fiscal third quarter revenue from continuing operations increased $32 million, or 6%, to $538 million

•	Fiscal third quarter adjusted income from continuing operations increased 49% to $70 million, or $0.76 per diluted share

•	Fiscal third quarter GAAP income from continuing operations increased 29% to $60 million, or $0.65 per diluted share

•	Strong third quarter cash flow from operations of $57 million

•	Management raises full-year fiscal 2010 adjusted diluted earnings from continuing operations to $2.75-$2.80 per share from previously announced $2.55-$2.65 per share

ALLEGAN, Mich. – April 29, 2010 – Perrigo Company (Nasdaq: PRGO; TASE) today announced results for its third quarter and nine months ended March 27, 2010.

Perrigo’s Chairman and CEO Joseph C. Papa commented, “We are excited to announce another outstanding quarter. Consumers continue to realize the value of store brands; however, that is just one of numerous drivers that contributed to our strong performance. All of our segments executed above expectations. This quarter, both our adjusted consolidated gross and operating margins reached all-time highs of 34.6% and 18.2%, respectively. In addition to this strong day-to-day performance, our teams have been hard at work focusing on the future. During the quarter we announced two acquisitions, won a summary judgment in a patent litigation and launched two new products. Those achievements are just a few examples of the exciting opportunities we are working on in adjacent categories, product pipeline extensions and geographical expansions here at Perrigo.”

The Company’s reported results are summarized in the attached Condensed Consolidated Statements of Income, Balance Sheets and Cash Flows. As part of management’s continued strategic review of the Company’s portfolio of businesses, management committed to a plan to sell, and subsequently sold on February 26, 2010, the Company’s Israel Consumer Products business. The results of this business are reflected in the condensed consolidated financial statements as discontinued operations for all periods presented.

Perrigo Company
(from continuing operations, in thousands, except per share amounts)
(see the attached Table II for reconciliation to GAAP numbers)

	Third Quarter		Nine Months
	2010	2009	2010	2009
Net Sales	$538,306	$505,902	$1,649,475	$1,498,653
Reported Income	$60,138	$46,469	$174,399	$108,818
Adjusted Income	$70,218	$46,999	$196,453	$127,710
Reported Diluted EPS	$0.65	$0.50	$1.88	$1.16
Adjusted Diluted EPS	$0.76	$0.50	$2.12	$1.36
Diluted Shares	92,589	93,153	92,819	93,747

Third Quarter Results

Net sales from continuing operations for the third quarter of fiscal 2010 were $538 million, an increase of 6%. Reported income from continuing operations was $60 million, or $0.65 per share, a strong increase over $46 million, or $0.50 per share, a year ago. Excluding the charges as outlined in Table II at the end of this release, third quarter fiscal 2010 adjusted income from continuing operations was $70 million, or $0.76 per share. Reported operating expenses included $7 million in restructuring charges, primarily related to the sale of the Company’s German API facility, and $3 million in acquisition costs related to the pending acquisition of PBM Holdings, Inc. (PBM).

Nine Months Results

Net sales for the first nine months of fiscal 2010 were $1,649 million, an increase of 10% over fiscal 2009. The increase spanned all of the Company’s segments and included consolidated new product sales of approximately $65 million. Reported gross profit was $547 million, up 27%, and the reported gross margin was 33.2%, up from 28.8% last year. Reported operating margin increased 290 basis points to 15.7% and adjusted operating margin increased 400 basis points to 17.2%. Reported income from continuing operations was $174 million, an increase of 60%. Adjusted income from continuing operations was $196 million or an increase of 54% from fiscal 2009.

Consumer Healthcare

           Consumer Healthcare segment net sales in the third quarter were $436 million compared with $419 million in the third quarter last year, an increase of $17 million or 4%. The increase resulted from $18 million of new product sales and $11 million from higher sales volumes of existing products, primarily in the laxatives, analgesics, nutritional, and gastrointestinal categories, as well as from favorable changes in foreign currency exchange rates which increased sales by $3 million. These increases were partially offset by a decline of approximately $15 million in sales from existing products, primarily in smoking cessation and contract manufacturing categories. Reported operating income was $78 million, compared with $62 million a year ago, largely driven by favorable product mix and higher gross margins from the sale of new products. Reported operating margin increased 300 basis points to 17.9% due to improved operating expense leverage.

For the first nine months of fiscal year 2010, Consumer Healthcare net sales increased $120 million or 10%, compared to fiscal 2009.  The increase resulted from approximately $51 million of new product sales and a $63 million increase in sales of existing products, primarily in the gastrointestinal, cough/cold and analgesics categories, as well as incremental sales of $43 million from the Company’s acquisitions of J.B. Laboratories, Unico, and Diba. This growth was partially offset by approximately $27 million in decreased sales from existing products, primarily in the feminine hygiene, smoking cessation and contract manufacturing categories, as well as from exited products. Net sales were also reduced by approximately $9 million as a result of foreign currency exchange rates.

On February 12, 2010, the Company announced that a federal court had granted summary judgment in its favor in patent litigation involving Guaifenesin Extended-Release Tablets, 600mg, a generic version of Mucinex®.

On March 1, 2010, the Company announced that it had acquired Australia’s leading OTC store brand supplier, Orion Laboratories, for $49 million in cash.

On March 15, 2010, the Company announced that it launched Ketotifen Fumarate ophthalmic solution, 0.025%, a generic version of Zaditor™.

On March 23, 2010, the Company announced that it had signed a definitive merger agreement to acquire the world’s largest store brand infant formula manufacturer, PBM Holdings, for $808 million in cash.

Rx Pharmaceuticals

The Rx Pharmaceuticals segment third quarter net sales were approximately $51 million compared with $42 million a year ago, an increase of 22%. This increase was due primarily to an increase in non-product revenue, reduced downward pricing pressure and new product sales. Reported operating income was $17 million, an increase of $9 million from last year. The increase was due primarily to an increase in non-product revenue, greater operating expense leverage and improved operating efficiency. Operating margin increased 1400 basis points from last year to 33.1%.

For the first nine months of fiscal year 2010, net sales for the Rx Pharmaceuticals segment increased 33% over fiscal 2009. Net sales increased due to higher sales of existing products and over-the-counter Rx (ORx), less downward pricing pressure, new product sales and an increase in non-product revenue.

On February 18, 2010, the Company announced that it had received final approval from the U.S. Food and Drug Administration (FDA) to manufacture and market Ciclopirox Shampoo, 1%, a generic version of LOPROX® Shampoo.

On April 5, 2010, the Company announced, that together with its partner Cobrek Pharmaceuticals, Inc. (Cobrek), final approval had been received from the FDA to manufacture and market Clindamycin Phosphate Foam 1%, a generic version of Evoclin® Foam 1% produced by Stiefel Laboratories, a GSK Company. As the abbreviated new drug application (ANDA) was first to file with a Paragraph IV certification against Evoclin®, 180 days of generic exclusivity was granted by the FDA.

Also on April 5, 2010, the Company announced that, together with its partner Cobrek, it had agreed to settle all Hatch-Waxman litigation relating to Betamethasone Valerate Foam, a generic equivalent of Luxiq® Foam, brought by Stiefel, against Cobrek by taking a royalty bearing license under all relevant patents. Under the terms of the settlement, the Company can launch a generic version of Luxiq® Foam on January 15, 2013, or earlier under certain circumstances.

On April 13, 2010, the Company announced that it had settled all patent litigation with Graceway Pharmaceuticals related to the Company’s ANDA filing for a generic version of Aldara®. The Company has been named Graceway’s authorized generic distributor for Aldara® through February 24, 2011.

On April 15, 2010, the Company announced that it had been named as an authorized generic partner by Ferndale Laboratories and had launched an authorized generic of Analpram HC® Cream.

API

The API segment reported third quarter net sales of $34 million compared with $31 million a year ago. The increase was due primarily to new product sales, dossier sales and favorable changes in the foreign currency exchange rates. Reported operating income decreased approximately $6 million due primarily to charges related to the restructuring in Germany. Adjusted operating income increased $1 million. Adjusted operating margin increased 180 basis points to 15.8%.

For the first nine months of fiscal year 2010, net sales increased 4% or $4 million, compared to fiscal 2009. Adjusted operating margin increased 880 basis points to 14.8% from last year’s 6%.

Other

Continuing operations for the Other category, consisting of the Israel Pharmaceutical and Diagnostic Products operating segment, reported third quarter net sales of $17 million compared with $14 million a year ago. The operating segment reported operating income of approximately $2 million, compared to operating income of approximately $3 million for fiscal 2009. Year-to-date net sales for fiscal 2010 decreased 22% compared to fiscal 2009. The decrease was due primarily to approximately $18 million related to the loss of a customer contract.

On March 1, 2010, the Company announced that on February 26, 2010 it had closed its previously announced sale of the Israel Consumer Products business to Emilia Group.

Guidance

Chairman and CEO Joseph C. Papa concluded, “Strong performance and execution across our businesses continued during the third quarter. As a result of these positive factors, we now expect reported fiscal 2010 diluted earnings from continuing operations to be between $2.42 and $2.47 per share. Excluding the charges outlined in Table II at the end of this release, we now expect fiscal 2010 adjusted diluted earnings from continuing operations to be between $2.75 and $2.80 per share, up from our previously announced $2.55 to $2.65 per share. This new range implies a year-over-year growth rate of adjusted earnings from continuing operations of 47% to 50% over fiscal 2009 adjusted diluted EPS.”

Perrigo will host a conference call to discuss fiscal 2010 third quarter results at 10:00 a.m. (ET) on Thursday, April 29. The conference call will be available live via webcast to interested parties on the Perrigo website http://www.perrigo.com or by phone 877-248-9413, International 973-582-2737 and reference ID# 69498517. A taped replay of the call will be available beginning at approximately 2:00 p.m. (ET) Thursday, April 29, until midnight Thursday, May 13, 2010. To listen to the replay, call 800-642-1687, International 706-645-9291, access code 69498517.

Perrigo Company is a leading global healthcare supplier that develops, manufactures and distributes OTC and generic prescription (Rx) pharmaceuticals, nutritional products, and active pharmaceutical ingredients (API), and pharmaceutical and medical diagnostic products.  The Company is the world’s largest manufacturer of OTC pharmaceutical products for the store brand market. The Company’s primary markets and locations of manufacturing and logistics operations are the United States, Australia, Israel, Mexico and the United Kingdom. Visit Perrigo on the Internet (http://www.perrigo.com).

 Note: Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections.  While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended June 27, 2009, as well as the Company’s subsequent filings with the Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Arthur J. Shannon, Vice President, Investor Relations and Communication
(269) 686-1709
    E-mail: ajshannon@perrigo.com

Daniel B. Willard, Manager, Investor Relations and Communication
(269) 686-1597
    E-mail: dbwillard@perrigo.com

PERRIGO COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Third Quarter		Year-to-Date
	2010	2009	2010	2009

Net sales	$538,306	$505,902	$1,649,475	$1,498,653
Cost of sales	352,440	356,310	1,102,670	1,066,509
Gross profit	185,866	149,592	546,805	432,144

Operating expenses
Distribution	7,960	6,167	21,493	18,513
Research and development	17,467	17,890	56,699	56,036
Selling and administration	65,658	53,638	188,795	165,533
Subtotal	91,085	77,695	266,987	240,082
Write-off of in-process
research and development	-	-	14,000	279
Restructuring	7,474	-	7,474	-
Total	98,559	77,695	288,461	240,361

Operating income	87,307	71,897	258,344	191,783
Interest, net	5,989	6,966	18,203	20,465
Other (income) expense, net	(1,327)	1,160	(1,557)	2,565
Investment impairment	-	-	-	15,104

Income from continuing operations before
income taxes	82,645	63,771	241,698	153,649
Income tax expense	22,507	17,302	67,299	44,831
Income from continuing operations	60,138	46,469	174,399	108,818
Income (loss) from discontinued operations,
net of tax	768	(572)	(1,301)	30
Net income	$60,906	$45,897	$173,098	$108,848

Earnings (loss) per share (1)
Basic
Continuing operations	$0.66	$0.51	$1.91	$1.18
Discontinued operations	0.01	(0.01)	(0.01)	0.00
Basic earnings per share	$0.67	$0.50	$1.89	$1.18
Diluted
Continuing operations	$0.65	$0.50	$1.88	$1.16
Discontinued operations	0.01	(0.01)	(0.01)	0.00
Diluted earnings per share	$0.66	$0.49	$1.86	$1.16

Weighted average shares outstanding
Basic	91,179	91,967	91,428	92,251
Diluted	92,589	93,153	92,819	93,747

Dividends declared per share	$0.0625	$0.0550	$0.1800	$0.1600

(1) The sum of individual per share amounts may not equal due to rounding.

PERRIGO COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 27,	June 27,	March 28,
	2010	2009	2009
Assets
Current assets
Cash and cash equivalents	$314,924	$316,133	$197,817
Investment securities	562	3	5
Accounts receivable, net	322,329	325,810	331,307
Inventories	417,580	384,794	383,010
Current deferred income taxes	40,689	41,941	40,447
Income taxes refundable	-	8,926	12,191
Prepaid expenses and other current assets	33,218	23,658	26,904
Current assets of discontinued operations	9,507	51,699	45,796
Total current assets	1,138,809	1,152,964	1,037,477

Property and equipment	821,564	763,951	724,242
Less accumulated depreciation	(441,283)	(409,634)	(385,780)
	380,281	354,317	338,462

Restricted cash	400,000	400,000	400,000
Goodwill and other indefinite-lived intangible assets	292,030	268,819	249,960
Other intangible assets, net	219,288	214,207	208,093
Non-current deferred income taxes	60,440	74,438	70,610
Other non-current assets	52,633	49,756	45,101
Non-current assets of discontinued operations	-	21,854	22,181
	$2,543,481	$2,536,355	$2,371,884

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$235,085	$271,537	$232,875
Payroll and related taxes	70,588	54,196	51,949
Accrued customer programs	53,788	54,461	52,789
Accrued liabilities	54,520	61,704	49,435
Accrued income taxes	6,958	3,334	-
Current deferred income taxes	15,431	18,528	16,120
Current portion of long-term debt	-	17,181	15,869
Current liabilities of discontinued operations	17,363	19,620	18,975
Total current liabilities	453,733	500,561	438,012

Non-current liabilities
Long-term debt, less current portion	825,000	875,000	875,000
Non-current deferred income taxes	108,748	139,916	133,955
Other non-current liabilities	104,118	86,476	74,222
Non-current liabilities of discontinued operations	-	11,933	9,391
Total non-current liabilities	1,037,866	1,113,325	1,092,568

Shareholders' equity
Controlling interest shareholders' equity:
Preferred stock, without par value, 10,000 shares authorized	-	-	-
Common stock, without par value, 200,000 shares authorized	413,683	452,243	448,589
Accumulated other comprehensive income	60,717	50,592	8,111
Retained earnings	575,619	419,086	384,056
	1,050,019	921,921	840,756
Noncontrolling interest	1,863	548	548
Total shareholders' equity	1,051,882	922,469	841,304
	$2,543,481	$2,536,355	$2,371,884

Supplemental Disclosures of Balance Sheet Information
Related to Continuing Operations
Allowance for doubtful accounts	$10,818	$11,394	$9,750
Working capital	$692,932	$620,324	$572,644
Preferred stock, shares issued and outstanding	-	-	-
Common stock, shares issued and outstanding	91,356	92,209	92,171

PERRIGO COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year-to-Date
	2010	2009
Cash Flows From (For) Operating Activities
Net income	$173,098	$108,848
Adjustments to derive cash flows
Write-off of in-process research and development	14,000	279
Depreciation and amortization	53,673	50,906
Restructuring	7,474	-
Asset impairments	-	16,704
Share-based compensation	11,184	7,322
Gain on sale of business	(750)	-
Income tax benefit from exercise of stock options	(905)	(2,673)
Excess tax benefit of stock transactions	(5,730)	(2,970)
Deferred income taxes (credit)	(18,108)	811
Sub-total	233,936	179,227

Changes in operating assets and liabilities, net of asset and business acquisitions and disposition
Accounts receivable	10,172	(6,053)
Inventories	(33,660)	(9,007)
Accounts payable	(32,124)	(4,219)
Payroll and related taxes	18,760	(21,258)
Accrued customer programs	(1,005)	(580)
Accrued liabilities	(8,246)	(16,907)
Accrued income taxes	32,476	9,109
Other	(4,108)	(28,729)
Sub-total	(17,735)	(77,644)
Net cash from operating activities	216,201	101,583

Cash Flows (For) From Investing Activities
Cash acquired in asset exchange	-	2,115
Proceeds from sale of business	35,980	-
Acquisitions of businesses, net of cash acquired	(58,885)	(88,248)
Acquired research and development	(14,000)	-
Acquisitions of assets	(10,262)	(1,000)
Additions to property and equipment	(32,233)	(32,020)
Net cash for investing activities	(79,400)	(119,153)

Cash Flows (For) From Financing Activities
Repayments of short-term debt, net	-	(13,736)
Repayments of long-term debt	(67,771)	(31,380)
Bridge loan financing costs	(3,500)	-
Excess tax benefit of stock transactions	5,730	2,970
Issuance of common stock	14,593	9,434
Repurchase of common stock	(70,972)	(62,347)
Cash dividends	(16,566)	(14,786)
Net cash for financing activities	(138,486)	(109,845)

Effect of exchange rate changes on cash	472	6,632
Net decrease in cash and cash equivalents	(1,213)	(120,783)

Cash and cash equivalents of continuing operations, beginning of period	316,133	318,599
Cash balance of discontinued operations, beginning of period	4	5
Cash and cash equivalents, end of period	314,924	197,821
Less cash balance of discontinued operations, end of period	-	(4)
Cash and cash equivalents of continuing operations, end of period	$314,924	$197,817

Supplemental Disclosures of Cash Flow Information
Cash paid/received during the period for:
Interest paid	$31,928	$33,829
Interest received	$15,851	$18,872
Income taxes paid	$50,185	$60,105
Income taxes refunded	$1,159	$3,627

Table I
PERRIGO COMPANY
SEGMENT INFORMATION
(in thousands)
(unaudited)

	Third Quarter*		Year-to-Date*
	2010	2009	2010	2009
Segment Net Sales
Consumer Healthcare	$436,259	$419,148	$1,352,022	$1,231,761
Rx Pharmaceuticals	50,838	41,747	153,500	115,323
API	34,251	30,953	101,294	97,062
Other	16,958	14,054	42,659	54,507
Total	$538,306	$505,902	$1,649,475	$1,498,653

Segment Operating Income (Loss)
Consumer Healthcare	$78,081	$62,278	$237,832	$177,697
Rx Pharmaceuticals	16,815	7,982	33,497	16,938
API	(1,350)	4,344	8,225	5,842
Other	1,556	2,726	1,992	5,327
Unallocated expenses	(7,795)	(5,433)	(23,202)	(14,021)
Total	$87,307	$71,897	$258,344	$191,783

*All information based on continuing operations.

Table II
PERRIGO COMPANY
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share amounts)
(unaudited)

	Third Quarter*			Year-to-Date*
	2010	2009	% Change	2010	2009	% Change

Net sales	$538,306	$505,902	6%	$1,649,475	$1,498,653	10%

Reported gross profit	$185,866	$149,592	24%	$546,805	$432,144	27%
Inventory step-ups	322	736		1,031	2,923
Impairment of fixed assets	-	-		-	1,600
Adjusted gross profit	$186,188	$150,328	24%	$547,836	$436,667	25%
Adjusted gross profit %	34.6%	29.7%		33.2%	29.1%

Reported operating income	$87,307	$71,897	21%	$258,344	$191,783	35%
Inventory step-ups	322	736		1,031	2,923
Write-offs of in-process R&D	-	-		14,000	279
Impairment of fixed assets	-	-		-	1,600
Restructuring charges	7,474	-		7,474	-
Acquisition costs	3,052	-		3,052	-
Loss on asset exchange	-	-		-	639
Adjusted operating income	$98,155	$72,633	35%	$283,901	$197,224	44%
Adjusted operating income %	18.2%	14.4%		17.2%	13.2%

Reported income from continuing operations	$60,138	$46,469	29%	$174,399	$108,818	60%
Inventory step-ups (1)	241	530		773	1,956
Restructuring charges - Florida (1)	431	-		431	-
Restructuring charges - Germany (2)	6,775	-		6,775	-
Acquisition costs - Orion (2)	600	-		600	-
Acquisition costs - PBM (1)	2,033	-		2,033	-
Write-offs of in-process R&D (1)	-	-		11,442	201
Impairment of fixed assets (1)	-	-		-	992
Investment impairment (1)	-	-		-	15,104
Loss on asset exchange (1)	-	-		-	639
Adjusted income from continuing operations	$70,218	$46,999	49%	$196,453	$127,710	54%

Diluted earnings per share from continuing operations
Reported	$0.65	$0.50	30%	$1.88	$1.16	62%
Adjusted	$0.76	$0.50	52%	$2.12	$1.36	56%

Diluted weighted average shares outstanding	92,589	93,153		92,819	93,747

(1)	Net of taxes
(2)	Not tax affected

*All information based on continuing operations.

Table II (Continued)
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in thousands)

	Third Quarter*			Year-to-Date*
	2010	2009	% Change	2010	2009	% Change
Consumer Healthcare
Net sales	$436,259	$419,148	4%	$1,352,022	$1,231,761	10%

Reported gross profit	$138,196	$116,068	19%	$417,105	$340,351	23%
Inventory step-ups	-	736		-	2,923
Impairment of fixed assets	-	-		-	1,600
Adjusted gross profit	$138,196	$116,804	18%	$417,105	$344,874	21%
Adjusted gross profit %	31.7%	27.9%		30.9%	28.0%

Reported operating income	$78,081	$62,278	25%	$237,832	$177,697	34%
Restructuring charges - Florida	699	-		699	-
Inventory step-ups	-	736		-	2,923
Impairment of fixed assets	-	-		-	1,600
Loss on asset exchange	-	-		-	639
Adjusted operating income	$78,780	$63,014	25%	$238,531	$182,859	30%
Adjusted operating income %	18.1%	15.0%		17.6%	14.8%

Rx Pharmaceuticals
Net sales	$50,838	$41,747	22%	$153,500	$115,323	33%

Reported operating income	$16,815	$7,982	111%	$33,497	$16,938	98%
Write-off of in-process R&D - ANDA	-	-		14,000	-
Adjusted operating income	$16,815	$7,982	111%	$47,497	$16,938	180%
Adjusted operating income %	33.1%	19.1%		30.9%	14.7%

API
Net sales	$34,251	$30,953	11%	$101,294	$97,062	4%

Reported operating income (loss)	$(1,350)	$4,344	-131%	$8,225	$5,842	41%
Restructuring charges - Germany	6,775	-		6,775	-
Adjusted operating income	$5,425	$4,344	25%	$15,000	$5,842	157%
Adjusted operating income %	15.8%	14.0%		14.8%	6.0%

Other
Net sales	$16,958	$14,054	21%	$42,659	$54,507	-22%

Reported gross profit	$6,814	$5,999	14%	$15,137	$18,565	-18%
Inventory step-ups - Asset acquisitions	322	-		1,031	-
Adjusted gross profit	$7,136	$5,999	19%	$16,168	$18,565	-13%
Adjusted gross profit %	42.1%	42.7%		37.9%	34.1%

Reported operating income	$1,556	$2,726	-43%	$1,992	$5,327	-63%
Inventory step-ups - Asset acquisitions	322	-		1,031	-
Adjusted operating income	$1,878	$2,726	-31%	$3,023	$5,327	-43%
Adjusted operating income %	11.1%	19.4%		7.1%	9.8%

Unallocated
Reported operating loss	$(7,795)	$(5,433)	43%	$(23,202)	$(14,021)	65%
Acquisition costs	3,052	-		3,052	-
Write-off of in-process R&D - Diba acquisition	-	-		-	279
Adjusted operating loss	$(4,743)	$(5,433)	-13%	$(20,150)	$(13,742)	47%

*All information based on continuing operations.

Table III
FY 2010 GUIDANCE AND FY 2009 EPS
RECONCILIATION OF NON-GAAP MEASURES
(unaudited)

Full Year*
Fiscal 2010 Guidance
FY10 reported diluted earnings per share from continuing operations range	$2.42 - $2.47
Charges associated with inventory step-ups	0.050
Charge associated with acquired research and development	0.123
Charges associated with acquisition costs	0.081
Charges associated with restructuring	0.078
FY10 adjusted diluted earnings per share from continuing operations range	$2.75 - $2.80

Fiscal 2009*
FY09 reported diluted earnings per share from continuing operations	$1.67
Loss on asset exchange	0.007
Charges associated with inventory step-ups	0.021
Fixed asset impairment	0.011
Write-off of in-process R&D	0.002
Investment impairment	0.161
FY09 adjusted diluted earnings per share from continuing operations	$1.87

*All information based on continuing operations.